UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On December 30, 2010, Powerwave Technologies, Inc., a Delaware corporation (the “Company”), effected the automatic conversion of the entire $60,000,000 principal amount of its outstanding 1.875% Convertible Senior Subordinated Notes due 2024 (the “Notes”) into an aggregate of 35,294,117 shares of the Company’s common stock.  In addition, the Company paid an aggregate of approximately $1,029,000 in cash to the holders of the Notes in satisfaction of the Coupon Make-Whole Payment and in lieu of the issuance of fractional shares.  The Notes were originally issued pursuant to an Indenture, dated as of March 15, 2010, by and between the Company and Deutsche Bank Trust Company Americas, as trustee.  Pursuant to the Indenture, the Company had previously delivered notice to the holders of the outstanding Notes indicating the Company’s intention to complete the automatic conversion as of the Automatic Conversion Date, which is December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.
Dated:	January 4, 2011	By:	/s/ Kevin T. Michaels
Kevin T. Michaels, Chief Financial Officer